UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
KKR REAL ESTATE FINANCE TRUST INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KKR Real Estate Finance Trust Inc.
30 Hudson Yards, Suite 7500
New York, New York 10001
March 10, 2023
Dear Fellow Stockholders:
You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), which will be held virtually at 8:30 a.m., Eastern Time, on Friday, April 21, 2023. The Annual Meeting will be a virtual meeting of stockholders, held solely by means of remote communication.
You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/KREF2023. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. Stockholders will not be able to physically attend the Annual Meeting. At the Annual Meeting, stockholders will be asked to:
•	elect the director nominees listed herein;
•	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023;
•	consider a non-binding vote on executive compensation of our named executive officers; and
•	consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
Details concerning the matters to come before stockholders at the Annual Meeting are described in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement.
Your Board of Directors unanimously recommends that you vote:
•	FOR all of the director nominees listed in the Proxy Statement,
•	FOR the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023, and
•	FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in the accompanying proxy statement.
We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide a convenient, economic and environmentally friendly way to access the proxy materials and authorize a proxy to vote your shares.
It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the Annual Meeting, we urge you to authorize a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the Annual Meeting.

On behalf of the Board of Directors, we thank you for your continued support.
Sincerely,
/s/ Ralph F. Rosenberg
Ralph F. Rosenberg
Chairman of the Board of Directors
/s/ Christen E.J. Lee	/s/ Matthew A. Salem
Christen E.J. Lee	Matthew A. Salem
Vice Chairman of the Board of Directors	Chief Executive Officer and Director

KKR Real Estate Finance Trust Inc.
30 Hudson Yards, Suite 7500
New York, New York 10001
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
To Our Stockholders:
We hereby notify you that KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), is holding its 2023 annual meeting of stockholders (the “Annual Meeting”) virtually via live audio webcast at www.virtualshareholdermeeting.com/KREF2023 on Friday, April 21, 2023, at 8:30 a.m., Eastern Time. At the Annual Meeting, stockholders will be asked to:
1.	elect the director nominees listed herein;
2.	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023;
3.	consider a non-binding vote on executive compensation of our named executive officers; and
4.	consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
You can vote your shares if the Company’s records show that you were a stockholder of record of the Company’s common stock as of the close of business on March 1, 2023, the record date for the Annual Meeting. Stockholders, whether or not they expect to attend the Annual Meeting, are requested to authorize a proxy to vote their shares electronically before the meeting via the Internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested paper copies, the instructions are printed on your proxy card. Instructions are also described in the accompanying Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting, and stockholders who attend the meeting and who are eligible to vote may withdraw their proxies and cast their vote electronically at the meeting. To participate in the Annual Meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. Stockholders will not be able to physically attend the Annual Meeting.
Sincerely,

/s/ Vincent J. Napolitano
Vincent J. Napolitano
General Counsel and Secretary
March 10, 2023
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 10, 2023.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 21, 2023: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

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KKR Real Estate Finance Trust Inc.
30 Hudson Yards, Suite 7500
New York, New York 10001
PROXY STATEMENT FOR
2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 21, 2023
This Proxy Statement and our annual report for the fiscal year ended December 31, 2022 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company,” “KREF,” “we,” “us,” or “our”), in connection with our 2023 annual meeting of stockholders (the “Annual Meeting”).
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Where and when will the Annual Meeting be held?
The meeting will be held virtually, solely by means of remote communication, via live audio webcast at www.virtualshareholdermeeting.com/KREF2023 on Friday, April 21, 2023, at 8:30 a.m., Eastern Time.
Why am I being provided with these proxy materials?
We have made our proxy materials available to you on the Internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by our Board of proxies for the matters to be considered and voted on at our Annual Meeting and at any adjournment or postponement thereof.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
Can I vote my shares by filling out and returning the Notice and Access Card?
No. The Notice and Access Card identifies and provides notice of the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card on how you would like your shares voted, sign the proxy card and return it in the envelope provided.

How do I vote my shares online at the Annual Meeting?
Stockholders as of the close of business on March 1, 2023 (the “Record Date”) may vote and submit questions while attending the meeting online via live audio webcast. Shares held in your name as the stockholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/KREF2023 during the meeting. You will need the 16-Digit Control Number included on your Notice of Internet Availability or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
Even if you plan to attend the Annual Meeting, we encourage you to authorize your voting instructions in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What am I voting on?
There are three proposals scheduled to be considered and voted on at the Annual Meeting:
• Proposal 1:	Election of the director nominees listed herein;
• Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023; and
• Proposal 3:	Non-binding vote on executive compensation of our named executive officers.
Who can vote?
You can vote your shares of our common stock if our records show that you were the owner of such shares as of the close of business on the March 1, 2023 Record Date. As of the Record Date, there were a total of 69,095,011 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Each share of our common stock entitles the holder thereof the right to one vote.
What constitutes a quorum?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
How many votes are required to approve each proposal?
With respect to the election of directors (Proposal 1), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast by the holders of shares of common stock, even if less than a majority, will be elected. There is no cumulative voting in director elections.
A majority of the votes cast is required to ratify the appointment of our independent registered public accounting firm (Proposal 2) and approve the non-binding vote on executive compensation (Proposal 3).
What is a “broker non-vote”?
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Under current New York Stock Exchange (“NYSE”) interpretations, your shares may be voted on Proposal 2 (auditor ratification) if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions, because the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2023 is considered a “routine” matter under the NYSE rules for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other items on this year’s ballot are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

How are votes counted?
With respect to the election of directors (Proposal 1), you may vote “FOR ALL” of the director nominees, vote “WITHHOLD ALL” for all of the director nominees or vote “FOR ALL EXCEPT” one or more director nominees. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Broker non-votes will not affect the outcome of this proposal.
With respect to the ratification of our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 2, abstentions will not affect the outcome of this proposal and, as this proposal is considered a “routine” matter under the NYSE rules, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
With respect to the non-binding vote on executive compensation (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 3, abstentions and “broker non-votes” are not considered votes cast and will not affect the outcome of this proposal.
If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to all three Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon at the Annual Meeting.
Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•	“FOR” each of the director nominees set forth in this Proxy Statement.
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.
•	“FOR” the approval of the non-binding vote on executive compensation.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote your shares according to your voting instructions. Specifically, you may vote:
•
By Internet – If you have Internet access, you may authorize your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.

•
By Telephone – If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by telephone.

•
By Mail – You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on April 20, 2023, for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record must be received no later than April 20, 2023.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
What if other matters come up at the Annual Meeting?
At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
What does it mean if I receive more than one Notice and Access Card?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice and Access Card you receive.
Can I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement revoking your proxy card to our Secretary or any corporate officer of the Company, provided such statement is received no later than April 20, 2023;
•	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on April 20, 2023;
•	submitting a properly signed proxy card with a later date that is received no later than April 20, 2023; or
•	attending the Annual Meeting, revoking your proxy and voting online.
Proxy revocation notices should be sent to KKR Real Estate Finance Trust Inc., 30 Hudson Yards, Suite 7500, New York, New York 10001, Attention: Secretary. New paper proxy cards should be sent to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.
Who pays for this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors and officers, officers of our external manager, KKR Real Estate Finance Manager LLC (our “Manager”), and employees of affiliates of our Manager in person or by telephone, electronic transmission and facsimile transmission. Such persons will receive no additional compensation for their solicitation. In addition, brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why is the 2023 Annual Meeting being webcast online?
The Annual Meeting will be conducted in an online, virtual format. We are pleased to continue to use the virtual meeting format to facilitate stockholder attendance, voting and questions by leveraging technology to communicate effectively and efficiently with our stockholders. This format allows stockholders to participate without the cost of travel and provides the same rights as a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.

PROPOSAL 1 — ELECTION OF DIRECTORS
There are currently eight members serving on the Board. The Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, unanimously nominated the eight directors listed below for re-election to the Board at the Annual Meeting. The Board knows of no reason why these nominees are unable or unwilling to serve as directors if re-elected but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of any substitute nominee selected by our Board, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our Bylaws.
Nominees for Election as Directors
The following sets forth the positions, ages and biographical information for our director nominees as of March 10, 2023.
Name	Age	Position
Ralph F. Rosenberg	58	Chairman of the Board
Christen E.J. Lee	44	Vice Chairman of the Board
Matthew A. Salem	49	Chief Executive Officer and Director
Terrance R. Ahern	67	Director
Irene M. Esteves	64	Director
Jonathan A. Langer	53	Director
Paula Madoff	55	Director
Deborah H. McAneny	63	Director
Ralph F. Rosenberg has served as a director since October 2014 and is the Chairman of our Board of Directors. Mr. Rosenberg is also a member of our Manager’s investment committee. Mr. Rosenberg joined KKR in 2011 and is a Member and Global Head of KKR Real Estate. Before joining KKR, Mr. Rosenberg was a partner at Eton Park Capital Management through the end of 2010, holding a seat on the firm’s operating, risk and valuation committees. He was responsible for the firm’s CRE-related investing in securities, whole loans and real property and historically was also involved in the firm’s private lending efforts, performing and distressed credit investments, and asset-backed financings. Prior to joining Eton Park in 2008, Mr. Rosenberg was the founder and Managing Partner of R6 Capital Management, an investment business focused on CRE, asset-based and corporate credit situations. Prior to founding R6 Capital, Mr. Rosenberg spent seventeen years at Goldman Sachs. He was the Co-Founder and Co-Head of the Goldman Sachs Global Special Situations Group from 2004 to 2006. In this capacity, he had joint responsibility for the investment, risk management and asset management of Goldman Sachs’ multi-billion dollar fixed income proprietary investment business. A core component of this platform was investing in CRE securities and whole loans. Prior to 2004, Mr. Rosenberg was the Co-Chief Operating Officer of the Goldman Sachs Real Estate Principal Investment Area, which invests the Whitehall Street Real Estate Limited Partnerships. Mr. Rosenberg co-founded both the Archon Group, which provided Whitehall with property and loan level diligence, asset management and servicing expertise worldwide, and Archon Capital, one of the leading providers of mezzanine financing to the real estate community. Mr. Rosenberg joined Goldman Sachs in 1986 and then returned to Goldman Sachs in 1990 after attending business school. He became a Partner and Managing Director in 1998. Mr. Rosenberg is a member of the Brown University Corporation and serves in several leadership positions on behalf of the University. He is also a former Trustee of The Masters School in Dobbs Ferry, New York, an Honorary Trustee of the Francis W. Parker School in Chicago and a former member of the Stanford Graduate School of Business Trust. He is currently the Chairman of the Pension Real Estate Association and is a Global Member of the Urban Land Institute. He graduated from Brown University, magna cum laude, with a B.A. in American History. He received an M.B.A. from the Stanford Graduate School of Business.
Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate equity and debt investment. Our Board also considered Mr. Rosenberg’s prior board experience.
Christen E.J. Lee has served as a director since April 2020 and is the Vice Chairman of our Board of Directors. Mr. Lee is also a member of our Manager’s investment committee. He previously served as Co-Chief Executive Officer and Co-President of our Company from October 2015 through March 2020. He also served as Co-Chief Executive Officer and Co-President of our Manager from March 2016 through January 2021. Mr. Lee joined KKR in New York in 2012. He is a Partner at KKR and responsible for KKR’s Real Estate business in the Americas, overseeing both equity and credit investing platforms in the region. Mr. Lee serves as Portfolio Manager for KKR Property Partners Americas, and sits on KKR's Operating Committee, KKR’s Real Estate Equity and Credit Investment Committees in the Americas, KKR’s Real Estate Equity and Credit Portfolio Management Committees in the Americas, co-chairs KKR's Inclusion and Diversity Council, and chairs KKR's Real Estate Valuation Committee. Prior to joining KKR, Mr. Lee spent three years at Apollo Global Management on their global real estate team where he focused on real estate acquisitions. He also worked at Goldman Sachs in the merchant banking division’s real estate principal investment area (REPIA) for over five years after spending two years in the investment banking division. Mr. Lee earned his MBA from Harvard Business School and his Bachelor’s degree in Economics from Emory University. He is a former trustee of St. Mark's School of Texas in Dallas, Texas. Mr. Lee currently serves as a member of the Board of Directors of Sponsors for Educational Opportunity (SEO) in New York, New York, as a member of the Board of Directors of the PREA Foundation in Hartford, Connecticut, as a trustee of Collegiate School in New York, New York and as a member of the Dean’s Advisory Council for Emory College of Arts and Sciences in Atlanta, Georgia. He is a member of the CRE Finance Council, Pension Real Estate Association, Real Estate Capital Policy Advisory Committee for the Real Estate Roundtable, Real Estate Executive Council, Manhattan Chapter of YPO and Urban Land Institute where he sits on one of its Urban Development and Mixed-Use Councils.
Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate equity and debt investments and his involvement in the real estate industry. Our Board also considered Mr. Lee’s experience as the Company’s former Co-Chief Executive Officer and Co-President.
Matthew A. Salem has served as a director since February 2022 and as Chief Executive Officer of our Company since March 2020. Mr. Salem has also served as the Chief Executive Officer of our Manager since January 2021 and is a member of its investment committee. Mr. Salem previously served as Co-Chief Executive Officer and Co-President of our Company from October 2015 through March 2020, and of our Manager from March 2016 through January 2021. Mr. Salem joined KKR in 2015, and is a Partner and Head of KKR’s Real Estate Credit Group. Mr. Salem sits on KKR's Real Estate Investment Committees. Prior to joining KKR, Mr. Salem was a managing director at Rialto Capital Management. Before joining Rialto in 2012, he was a managing director and head of CMBS trading at Goldman Sachs. Before joining Goldman Sachs in 2006, Mr. Salem held positions at Morgan Stanley and Citigroup Alternative Investments where he invested in mezzanine debt and other high yield CRE credit on behalf of the Travelers Insurance Companies. He began his career in 1996 at Midland Loan Services in Kansas City. Mr. Salem has a B.A. in Economics from Bates College. He has served on the Board of Governors of the Commercial Real Estate Finance Council and as Chair of the B-Piece Buyer Forum.
Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate equity and debt investments, his involvement in the real estate industry and his experience as the Company’s Chief Executive Officer.
Terrance R. Ahern has served as a director since May 2017. Mr. Ahern was the co-founder and CEO and is currently Chairman Emeritus of The Townsend Group, and Special Advisor to the President of Aon Plc. The Townsend Group is a provider of global investment management solutions focused on real estate, infrastructure, timber and agriculture. Prior to founding Townsend, Mr. Ahern was the Vice President of a real estate investment bank after beginning his career in the private practice of law. Mr. Ahern was a member of the National Council of Real Estate Investment Fiduciaries and is a former member of the board of directors of the Pension Real Estate Association. He is currently chairman of the board of directors of Site Centers Corp. (NYSE: SITC), a self-administered and self-managed real estate investment trust, where he also serves as chair of the compensation committee and member of the audit committee, dividend declaration committee and pricing committee. He previously served as an independent director on the board of directors of Berkshire Realty Company, Inc. (formerly NYSE: BRI) from 1997 until the company was taken private in 1999. Mr. Ahern received a B.A., magna cum laude, and J.D. cum laude, from Cleveland State University.
Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate investments and his involvement in the real estate industry. Our Board also considered Mr. Ahern’s public company board experience.
Irene M. Esteves has served as a director since June 2018. Ms. Esteves most recently served as the Executive Vice President and Chief Financial Officer of Time Warner Cable Inc. from 2011 to 2013. She previously served as the Executive Vice President and Chief Financial Officer of XL Group plc from 2010 to 2011. Prior to that, Ms. Esteves was the Executive Vice President and Chief Financial Officer of Regions Financial Corporation from 2008 to 2010. In addition to KREF, Ms. Esteves currently serves as a director of Spirit AeroSystems Holdings, Inc. (NYSE: SPR), where she is the Audit Committee Chair and is a member of the Risk Committee. Ms. Esteves also currently serves as a director of Roper Technologies, Inc. (NYSE: ROP), where she is a member of the Audit Committee. Ms. Esteves previously served as a director of R.R. Donnelley & Sons Company (NYSE: RRD), Aramark (NYSE: ARMK), Level 3 Communications, Inc. (formerly NYSE: LVLT), The Timberland Co. (formerly Nasdaq: TBL), Johnson Diversey Inc., tw telecom inc. (formerly Nasdaq: TWTC), and Mrs. Baird’s Bakeries Inc. Ms. Esteves received a B.B.A. from the University of Michigan School of Business and an M.B.A. with Beta Gamma Sigma honors from the J.L. Kellogg Graduate School of Management at Northwestern University.
Qualifications, Attributes, Skills and Experience: Our Board considered her financial expertise and familiarity with financial reporting and internal controls having served as chief financial officer of various public companies, her knowledge and familiarity overseeing global finance, risk, management and strategy for large domestic and international companies and her considerable corporate governance experience having served on several other public company boards.
Jonathan A. Langer has served as a director since May 2017. Mr. Langer has served as a Managing Member at Fireside Investments LLC, a private investment firm that he founded in January 2012. He is currently a member of the board of directors of International Market Centers, Inc., which he joined in September of 2017. Mr. Langer served as Chief Executive Officer and President of NorthStar Realty Finance Corp. (Nasdaq: formerly NRF) from August 2015 to March 2017, when NorthStar Realty Finance merged with Colony Capital, Inc. and NorthStar Asset Management Group Inc. He also served as Executive Vice President of NorthStar Asset Management Group from August 2015 to March 2017, a position he maintained as a co-employee with NorthStar Realty Finance. Mr. Langer was an Operating Partner and Consultant at Bain Capital from March 2010 to March 2012, where he worked in its private equity area. From 1994 to 2010, Mr. Langer was employed at Goldman, Sachs & Co., where he most recently worked as a Partner in its Real Estate Principal Investment Area (REPIA), which invests the Whitehall Street Real Estate Limited Partnerships. His responsibilities included overseeing REPIA’s North American real estate and global lodging investment efforts. During his tenure at Goldman Sachs, Mr. Langer served as a member of the board of directors of Icon Parking, Westin Hotels and Resorts, Kerzner International Resorts, Inc., Hilton Hotels & Resorts and Strategic Hotels & Resorts, Inc. (formerly NYSE: BEE). He also served on the board of Morgans Hotel Group (formerly Nasdaq: MHGC) and was chairman of its special transaction committee. Mr. Langer received a B.S. in Economics from the Wharton School at the University of Pennsylvania.
Qualifications, Attributes, Skills and Experience: Our Board considered his experience as a chief executive officer of a public company, extensive real estate and investment expertise and roles at several public companies. Our Board also considered Mr. Langer’s significant prior private and public company board experience.
Paula Madoff has served as a director since May 2018. Ms. Madoff currently serves as an Advisor to The Goldman Sachs Group (“Goldman”), a global investment banking, securities and investment management firm. She has been employed by Goldman for 28 years where she was most recently a Partner leading Interest Rate Products, Derivatives, and Mortgages until her retirement in August 2017. From August 2017 to April 2018, Ms. Madoff was employed as an Advisory Director at Goldman. She brings experience in managing regulatory and market structure changes, investing, risk management, and capital markets activities. Ms. Madoff serves as a non-executive director on the boards of Power Corporation of Canada (TSX: POW); Great-West Lifeco (TSX: GWO); Tradeweb (Nasdaq: TW); Beacon Platform Inc.; and ICE Benchmark Administration, where she is also Chair of the ICE LIBOR Oversight Committee. She held several additional leadership positions at Goldman, including Co-Chair of the Retirement Committee, overseeing all 401(k) and pension plan assets; CEO of Goldman Sachs Mitsui Marine Derivatives Products, L.P.; and was a member of its Securities Division Operating Committee, Firmwide New Activity Committee, GS Bank USA Client and Business Standards Committee, and Counterparty Risk Committee. Before joining Goldman, Ms. Madoff worked in Mergers and Acquisitions at Wasserstein Perella & Co. and in Corporate and Real Estate Finance at Bankers Trust. Ms. Madoff is a 2018 David Rockefeller Fellow, a Director of Hudson River Park Friends, a member of the Harvard Business School Alumni Board, and a member of the Harvard Kennedy School Women and Public Policy Women’s Leadership Board. Ms. Madoff received an M.B.A. from Harvard Business School and a Bachelor of Arts degree in Economics, cum laude, from Lafayette College.
Qualifications, Attributes, Skills and Experience: Our Board considered her experience in capital markets, risk management, and knowledge of interest rate products and mortgages, as well as her extensive private and public company board and committee experience.

Deborah H. McAneny has served as a director since May 2017. Ms. McAneny previously served as the Chief Operating Officer of Benchmark Senior Living, LLC, an owner and operator of senior living facilities in New England from 2007 to 2009. Prior to joining Benchmark, Ms. McAneny was employed by John Hancock Financial Services, where she advanced to Executive Vice President and was responsible for a portfolio of structured and alternative investment businesses including John Hancock’s real estate, structured fixed income, timber and agricultural investment business units. Prior to joining John Hancock in 1985, she was a senior auditor for Arthur Anderson & Co. Ms. McAneny is currently a director of Jones Lang LaSalle Incorporated (NYSE: JLL) a leading global professional services and investment management firm specializing in real estate where she serves as the Chairperson of the compensation committee and a member of the nominating and corporate governance committees, a director of RREEF Property Trust, Inc., a public non-traded REIT, where she serves on the audit committee. From 2015 through March 2023, Ms. McAneny served as a director of First Eagle Alternative Capital BDC, Inc. (Nasdaq: FCRD), a publicly traded business development company, where she was the chairperson of the audit committee. From 2007 to 2019, she served as the lead independent director of HFF, Inc. (NYSE:HF), a leading provider of commercial real estate and capital markets services in the US. From 2005 to 2014, she also served as a director of KKR Financial Holdings LLC (formerly NYSE: KFN), a specialty finance company, where she was chairperson of the compensation committee and a member of the affiliated transaction committee and nominating and corporate governance committee. She currently serves on the board of the University of Vermont Foundation and formerly served as trustee and chair of the board of the University of Vermont. Ms. McAneny has also served as President of the CRE Finance Council, formerly known as the Commercial Mortgage Securities Association. Ms. McAneny received a B.S. in Business Management from the University of Vermont and holds a Masters Professional Director Certification from the American College of Corporate Directors.
Qualifications, Attributes, Skills and Experience: Our Board considered her many years of real estate and finance experience, as well as her involvement in the real estate industry. Our Board also considered Ms. McAneny’s extensive private and public company board and committee experience.
VOTING RECOMMENDATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Composition of the Board of Directors
Our Bylaws provide that a majority of the entire Board may increase or decrease the number of directors, provided the number of directors will never be less than the minimum number required by the Maryland General Corporation Law, which is one, nor, unless our Bylaws are amended, more than 15. Directors are elected at our annual meeting of stockholders, and each director is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until the director’s earlier resignation, removal, disqualification or death.
Our Bylaws provide that, so long as our Manager or any of its affiliates serve as our manager, in order for an individual to be qualified to be nominated for election as a director or to serve as a director, the nominee together with all other individuals nominated for election and any individuals who will continue to serve as a director after such election must include at least one individual that is or was designated by KKR Group Partnership L.P. (successor to KKR Fund Holdings L.P.).
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that, in addition to not having a disqualifying relationship, as set forth in the NYSE rules, he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material and whether such relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Nominating and Corporate Governance Committee undertook reviews of the directors’ independence and made recommendations to our Board as to those directors meeting the requisite NYSE independence standards applicable to serve on the Board and any heightened standards to serve on a committee of the Board. Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that each of Messrs. Ahern and Langer and Mses. Esteves, Madoff and McAneny is independent under all applicable NYSE standards for Board service and under our Corporate Governance Guidelines. At the committee level, the Board has affirmatively determined that each of Mses. Esteves, Madoff and McAneny, as members of the Audit Committee, is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Mr. Langer and Mses. Madoff and McAneny, as members of the Compensation Committee, is “independent” for purposes of Section 10C(b) of the Exchange Act.
In making its independence determinations, the Board considered and reviewed all information known to it, including information identified through directors’ questionnaires.
Board Structure
The Board may select its Chairperson and the Company’s Chief Executive Officer (“CEO”) in any way it considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairperson and CEO should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent directors. Whenever the Chairperson of the Board is also the CEO or is a director who does not otherwise qualify as independent, the independent directors may elect from among themselves a lead director of the Board.
Our Board is led by our Chairperson, and the Chairperson position is separate from our CEO position. We believe that the separation of the Chairperson and the CEO position is appropriate corporate governance for us at this time. Accordingly, Mr. Rosenberg serves as Chairperson, while Mr. Salem serves as a director and as CEO. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, our Chairperson’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning.

Our Corporate Governance Guidelines provide that whenever the Chairperson of the Board does not qualify as an independent director, the independent directors may elect from among themselves a Lead Independent Director of the Board. Accordingly, Ms. McAneny has served as our Lead Independent Director since 2019. Key responsibilities of our Lead Independent Director include, among others, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chairman of the Board and the Company’s management team, and calling meetings of the independent directors, as necessary.
Committees of the Board of Directors; Meetings of the Board of Directors and its Committees
Our Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Affiliate Transaction Committee. The following table summarizes the current membership of the Board and each of the Board’s standing committees.
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Affiliate Transaction Committee
Ralph F. Rosenberg
Christen E.J. Lee
Matthew A. Salem
Terrance R. Ahern			Member
Irene M. Esteves	Member		Chairperson	Member
Jonathan A. Langer		Chairperson	Member	Member
Paula Madoff	Member	Member		Chairperson
Deborah H. McAneny	Chairperson	Member		Member
We expect all directors to attend all meetings of the Board, meetings of the committees of which they are members and our annual meeting of stockholders.
During 2022: (i) the Board held eight meetings; (ii) the Audit Committee held four meetings; (iii) the Compensation Committee held three meetings; (iv) the Nominating and Corporate Governance Committee held one meeting; and (v) the Affiliate Transaction Committee held four meetings. In 2022, each director attended our annual meeting of stockholders and at least 75% of the meetings of the Board and committees on which he or she served as a member.
Audit Committee
Each member of the Audit Committee has been determined to be “independent” in accordance with our Audit Committee charter and the NYSE and Exchange Act rules applicable to boards of directors generally and audit committees in particular. The Board has also determined that each member of the Audit Committee is “financially literate” within the meaning of the NYSE rules and that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee is responsible for, among other things, assisting our Board in overseeing and monitoring the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the selection of our independent registered public accounting firm, the independent registered public accounting firm’s qualifications and independence and the performance of the independent registered public accounting firm.
Compensation Committee
Each member of the Compensation Committee has been determined to be “independent” in accordance with our Compensation Committee charter and the NYSE and Exchange Act rules applicable to boards of directors generally and compensation committees in particular. The Compensation Committee is responsible for, among other things, administering and interpreting our compensation and benefit policies, approving equity awards made under our incentive plan and recommending compensation to be made to our eligible non-employee directors. To the extent that we are responsible for determining or awarding compensation or other benefits to be made to our executive officers, our employees (if any) or the employees of the Manager or its affiliates who provide service to us, the Compensation Committee will oversee such compensation and benefit determinations.
Nominating and Corporate Governance Committee
Each member of the Nominating and Corporate Governance Committee has been determined to be “independent” in accordance with our Nominating and Corporate Governance Committee charter and the NYSE rules applicable to boards of directors generally. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and evaluating individuals eligible to become members of the Board and committees thereof (subject to any stockholders agreement or arrangement entitling such stockholders to nominate directors to our Board), reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection at our annual meeting of stockholders and developing the Company’s corporate governance principles.
Affiliate Transaction Committee
The Affiliate Transaction Committee is currently comprised of Mses. Esteves, Madoff and McAneny and Mr. Langer. All Affiliate Transaction Committee members are “independent,” consistent with the qualifications set forth in the listing standards of the NYSE applicable to boards of directors. The Affiliate Transaction Committee is responsible for reviewing and approving or ratifying related person transactions or, as the Affiliate Transaction Committee may deem necessary or advisable, transactions in which the Company or its subsidiaries are participants and KKR & Co. Inc. and/or its affiliates, including the Manager (as context may require, “KKR”), may have a direct or indirect material interest or where such transaction could otherwise create a conflict of interest. The Affiliate Transaction Committee is also responsible for reviewing the Manager’s performance and the fees and expenses paid by us to the Manager and its affiliates.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, Audit Committee charter, Compensation Committee charter, Nominating and Corporate Governance Committee charter and other corporate governance information are available on our website at www.kkrreit.com under the “For Investors” tab by selecting “Governance Documents” under “Corporate Governance.”
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the Lead Independent Director presides at such session.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, employees (if any) and the officers and employees of our Manager and its affiliates who provide services to us, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Conduct, as it relates to employees of KKR, operates in conjunction with, and in addition to, any applicable policies of KKR. Our Code of Conduct is available on our website, www.kkrreit.com, under the “For Investors” tab by selecting “Governance Documents” under “Corporate Governance.” We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K.
Oversight of Risk Management
Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our Board. Our Manager is responsible for the day-to-day management of risks we face, whereas the Board, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management. Members of our Board keep informed of our business by participating in meetings of our Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers.
Our Board has overall responsibility in the oversight of risk management related to the Company and its business. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Our Board is supported in its risk oversight function by its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Affiliate Transaction Committee. Each of these committees regularly meets with and reports to the Board. In addition, members of the Board also regularly meet with members of the Company’s and the Manager’s management and other key personnel who advise the Board on areas of enterprise risk, the Company’s policies and practices in overseeing these risks, the Company’s mitigation and response strategies and any incidents that have arisen.
Specifically, in connection with their oversight of risks to our business, our Board and the Audit Committee consider feedback from our Manager regarding the risks related to our business, operations and strategies. The Audit Committee also assists the Board in its risk oversight responsibilities by periodically reviewing and discussing our accounting, reporting and financial practices, including the integrity of our financial statements, our administrative and financial controls, our compliance with legal and regulatory requirements, risk related to information security and system disruption and our enterprise risk management program. In addition, in connection with their oversight of risk to our business, our Board and the Audit Committee consider feedback from our Manager concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks and any environmental risks, if applicable. The Audit Committee will also consider enterprise risk management. Our Manager regularly reports to our Board regarding our leverage policies and investment guidelines, our asset acquisition process, any asset impairments, our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act of 1940, as amended. Members of our Board also routinely meet with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our Board and the risks associated with such matters.
With respect to cybersecurity risk oversight, our Board and our Audit Committee receive periodic reports and updates from management on the primary cybersecurity risks facing the Company and the Manager and the measures the Company and the Manager are taking to mitigate such risks. In addition to such periodic reports, our Board and our Audit Committee receive updates from management as to changes to the Company’s and the Manager’s cybersecurity risk profile or certain newly identified risks.
The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Compensation Committee also considers, and discusses with management, whether any risks arising from those compensation policies the Company oversees are reasonably likely to have a material adverse effect the Company. The Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with Board and Board committee membership and structure, succession planning and corporate governance. The Affiliate Transaction Committee manages risks associated with related person transactions and potential conflicts of interest involving KKR and its affiliates, including the Manager.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election. This nomination process occurs as part of the selection of the slate of directors nominated for election at our annual meeting of stockholders and at times when there is a vacancy on the Board or other need to add a director to the Board or its committees. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates. At a minimum, the Nominating and Corporate Governance Committee assesses each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the directors and nominees listed herein have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to propose a candidate for consideration may do so by submitting their recommendation in writing to the attention of the Secretary, KKR Real Estate Finance Trust Inc., at our principal executive offices, currently located at 30 Hudson Yards, Suite 7500, New York, New York 10001, and including any supporting material the stockholder considers appropriate in support of that recommendation. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. In order for a director recommended by a stockholder to be nominated for election to the Board, the stockholder also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2024 Annual Meeting.”
Communications by Stockholders and Other Interested Persons
Stockholders and other interested persons may communicate directly with the Board, the non-executive directors or an individual director by writing to KKR Real Estate Finance Trust Inc. at our principal executive offices, currently located at 30 Hudson Yards, Suite 7500, New York, New York 10001, to the attention of the Company’s General Counsel, the Board of Directors, the non-executive directors or the individual director, as applicable. Communications will be distributed to the Board or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than ten percent of our common stock (the “Section 16 Persons”) to file with the SEC various reports as to ownership of and changes of ownership in any class of equity securities of our Company. To our knowledge, based solely on our review of the copies of such reports or written representations from such persons, we believe that all of our Section 16 Persons filed the required reports on a timely basis, except that one Form 5 was filed in January 2023 on behalf of each of Messrs. Lee, Mattson, Napolitano and Salem and Ms. Decious to report the withholding of shares to satisfy tax liabilities in connection with vesting of previously reported RSU awards previously granted to such Section 16 Person, which should have been reported on a Form 4 in the prior year.

COMPENSATION OF DIRECTORS
Annual Director Compensation Program
During 2022, each director who has been determined independent was entitled to receive annual compensation as follows:
•	a cash retainer of $95,000 paid quarterly in arrears;
•	an additional cash retainer of $30,000 for our Lead Independent Director;
•	an additional cash retainer of $15,000 for those serving on the Audit Committee ($20,000 in the case of the Chairperson);
•	an additional cash retainer of $7,500 for those serving on the Compensation Committee ($15,000 in the case of the Chairperson);
•	an additional cash retainer of $5,000 for those serving on the Nominating and Corporate Governance Committee ($10,000 in the case of the Chairperson);
•	an additional cash retainer of $5,000 for those serving on the Affiliate Transaction Committee ($10,000 in the case of the Chairperson); and
•	an equity award of $110,000 in the form of restricted stock units (“RSUs”), which generally vests in full on the first anniversary of the grant date.
Each of our directors is also reimbursed for reasonable travel and related expenses associated with attendance at our Board or committee meetings.
Director Compensation for Fiscal 2022
The following table sets forth the compensation paid or awarded to or earned by our directors for the fiscal year ended December 31, 2022 (other than Mr. Salem who is a Named Executive Officer for the period and whose compensation is set forth in the Summary Compensation Table).
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Terrance R. Ahern	100,000	110,000	210,000
Irene M. Esteves	125,000	110,000	235,000
Todd A. Fisher(3)	—	—	—
Jonathan A. Langer	120,000	110,000	230,000
Christen E.J. Lee(4)	—	—	—
Paula Madoff	127,500	110,000	237,500
Deborah H. McAneny	157,500	110,000	267,500
Ralph F. Rosenberg(5)	—	—	—
(1)
Represents the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation, without taking into account estimated forfeitures.

(2)
On April 22, 2022, each of the independent directors was granted 5,525 RSUs with a grant date fair value of $110,000. These RSU awards will vest on the first anniversary of the date of grant. As of December 31, 2022, each of the independent directors held 5,525 unvested RSU awards.

(3)	Mr. Fisher served on our Board until February 1, 2023. Mr. Fisher did not earn any fees in connection with his service on the Board.
(4)
Mr. Lee is an employee of KKR and no additional remuneration is paid to him for his service on the Board. KREF equity awards granted to Mr. Lee for his service to our Manager and KKR’s real estate strategies are discussed under “Transactions with Related Persons — Christen Lee Equity Awards”.

(5)	Mr. Rosenberg is an employee of KKR and no additional remuneration is paid to him for his service on the Board.

Non-Employee Director Stock Ownership Policy.
In February 2022, the Board adopted a stock ownership policy for our non-employee directors in order to better align our non-employee directors’ financial interests with those of our stockholders by requiring such directors to own a minimum level of our stock. Each of our non-employee directors (other than a non-employee director who is employed by our Manager (or an affiliate thereof)) is required to own shares in an amount equal to three times his or her annual cash retainer within five years of becoming subject to the policy. All of our non-employee directors are in compliance with the stock ownership policy.

EXECUTIVE OFFICERS
The following sets forth the positions, ages and biographical information for our executive officers as of March 10, 2023, other than Mr. Salem, whose biographical information is presented under “Proposal 1 – Election of Directors.”
Name	Age	Office or Position Held
W. Patrick Mattson	49	President and Chief Operating Officer
Kendra Decious	58	Chief Financial Officer and Treasurer
Vincent J. Napolitano	40	General Counsel and Secretary
W. Patrick Mattson has served as President and Chief Operating Officer of our Company since March 2020. Mr. Mattson has also served as the President and Chief Operating Officer of our Manager since January 2021, and is a member of its investment committee. Mr. Mattson previously served as Chief Operating Officer and Secretary of our Company from October 2015 through March 2020, and of our Manager from March 2016 through January 2021. Mr. Mattson joined KKR in 2015 and is a Managing Director and Chief Operating Officer of the Real Estate Credit Group, and is a member of the Real Estate Credit Investment Committee. Prior to joining KKR, Mr. Mattson was a Managing Director at Rialto Capital Management responsible for building and managing the firm’s mezzanine lending platform. Mr. Mattson was a member of the firm’s investment committee and involved in the acquisition and structuring of over 20 CMBS B-piece transactions. Preceding Rialto, Mr. Mattson was an Executive Director at Morgan Stanley. During his nine years at Morgan Stanley, he held various positions within the CRE groups, most recently on the Securitized Products Group trading desk. In that role, Mr. Mattson was responsible for the distribution of B-Piece securities as well as the pricing and syndication of large loans and new issue CMBS conduit transactions. Prior to Morgan Stanley, Mr. Mattson was a Senior Manager at Deloitte & Touche LLP focused on the firm’s CMBS practice. Mr. Mattson received a B.A. from the University of Virginia and is a CFA charterholder. He currently serves as Chair of the Mortgage Bankers Association (MBA) Capital Council and as a member of the MBA Commercial/Multifamily Board of Governors.
Kendra Decious has served as Chief Financial Officer and Treasurer of our Company and our Manager since March 2022. Ms. Decious joined KKR in 2006 and is a Managing Director in the Finance Group. From 2006 to 2010, Ms. Decious was the Chief Financial Officer of KKR Private Equity Investors, L.P. Ms. Decious most recently served as KKR’s Head of Strategic Planning and Budgeting, was responsible for planning, executing and attending all KKR Board of Directors and committee meetings, and was responsible for the accounting, reporting and risk controls for all of KKR’s balance sheet investments. Previously, Ms. Decious originated KKR’s global risk management framework and was responsible for the finance groups of KKR’s Capital Markets, Hedge Funds and Stakes businesses. Previously, Ms. Decious served as a founding member of KKR’s Global Risk Management Committee, as a founding member of KKR’s Inclusion and Diversity Advisory Committee, as a member of KKR’s Energy and Infrastructure Valuation Committee, as a member of PAAMCO Prisma’s Audit Committee, and as a member of the Board of Directors and Audit Committee of CHI Overhead Doors. Prior to joining KKR, Ms. Decious was a Vice President at KinderCare Learning Centers with responsibility for KinderCare’s Finance & Accounting and Procurement departments and served as KC Distance Learning’s (subsidiary) Chief Financial Officer, and was a Director at Red Lion Hotels, responsible for SEC and Financial Reporting. Ms. Decious began her career at KPMG and is a certified public accountant (inactive).
Vincent J. Napolitano has served as Secretary of our Company since March 2020 and as its General Counsel since March 2021. He has also served as Secretary of our Manager since January 2021, and as its General Counsel since March 2021. Mr. Napolitano joined KKR in 2020 and is a Director of Legal responsible for corporate and transactional matters. Prior to joining KKR, Mr. Napolitano was an M&A attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York from 2009 through February 2020, where he specialized in representing financial institutions. Mr. Napolitano holds a B.A. from New York University and a J.D. from Fordham University School of Law.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) to be our independent public accounting firm for the fiscal year ending December 31, 2023 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting. Deloitte also serves as the independent registered public accounting firm of KKR, the parent of our Manager.
We have been advised by Deloitte that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.
We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our Board will reconsider the appointment.
Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm for 2023 is not required by our organizational documents or otherwise. However, our Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by Deloitte for the audit of our financial statements for 2022 and 2021 and fees billed for other services rendered by Deloitte for those periods (dollars in in thousands).
	Fiscal Year ended December 31,
	2022	2021
Audit fees(1)	$1,063	$1,170
Audit-related fees(2)	13	8
Tax fees(3)	—	183
All other fees	—	—
Total	$1,076	$1,361
(1)
Audit fees include amounts billed to us related to (i) annual consolidated financial statements audit work and quarterly reviews, (ii) audit fees of one of our wholly-owned subsidiaries, and (iii) issuing Deloitte's consents and comfort letters in connection with registration statements, the “at the market” (ATM) program and equity and debt offerings.

(2)	Audit-related fees are primarily comprised of reviewing debt compliance.
(3)	Tax fees include tax compliance, tax planning, tax advisory, and related tax services.
Consistent with SEC policies regarding auditor independence and our Audit Committee’s charter, our Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of our independent registered public accounting firm. In exercising this responsibility, our Audit Committee has adopted a policy for pre-approval of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under this policy, the Audit Committee approves, prior to engagement, the services within each category to be provided by our independent registered public accounting firm, and each category is subject to a pre-approved fee limit. The Audit Committee then receives periodically during the year information by category about the actual fees incurred versus the pre-approved amount. If circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. The Audit Committee may delegate pre-approval authority to one or more of its members, and the delegated member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

VOTING RECOMMENDATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

AUDIT COMMITTEE REPORT
Our Board’s Audit Committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the Board. The charter can be viewed, together with any future changes that may occur, on our website at www.kkrreit.com. The Audit Committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors.
Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm will also be responsible for auditing and expressing an opinion on our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee the foregoing functions.
In the performance of its oversight function, the Audit Committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2022 and related matters. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP.
As part of its review and oversight function, the Audit Committee has:
•
discussed with Deloitte & Touche LLP the matters required to be discussed by applicable auditing standards adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and Rule 2-07 of Regulation S-X of the Securities and Exchange Commission; and

•
received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

The Audit Committee has also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The Audit Committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.
Based on the Audit Committee’s considerations, discussions with management and discussion with the independent auditors as described above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and filed with the SEC.
Submitted by the Audit Committee of the
Company’s Board of Directors:
Deborah H. McAneny (Chair)
Irene M. Esteves
Paula Madoff

COMPENSATION COMMITTEE REPORT
Our compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.
Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.
Based on such review and discussions, our compensation committee recommended to our board that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Compensation Committee of the
Company’s Board of Directors:
Jonathan Langer (Chair)
Paula Madoff
Deborah H. McAneny

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Chief Executive Officer, Chief Financial Officer and our other “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K of the Exchange Act, or our Named Executive Officers, for our fiscal year ended December 31, 2022.
Our Named Executive Officers for fiscal 2022 were: Matthew A. Salem, our Chief Executive Officer; W. Patrick Mattson, our President and Chief Operating Officer; Kendra Decious, our Chief Financial Officer and Treasurer; Vincent J. Napolitano, our General Counsel and Secretary; and Mostafa Nagaty, our former Chief Financial Officer and Treasurer. Mr. Nagaty stepped down from his role as Chief Financial Officer and Treasurer of the Company on March 1, 2022, and Kendra Decious succeeded Mr. Nagaty in these capacities.
Overview of Compensation Program and Philosophy
We have no employees and are externally managed by our Manager pursuant to a management agreement (the “Management Agreement”). Pursuant to the Management Agreement, the Manager, as agent to KREF and under the supervision of KREF's Board of Directors, manages the investments, subject to investment guidelines approved by KREF's Board of Directors; financing activities; and day-to-day business and affairs of KREF and its subsidiaries.
In addition, our executive officers are employees of our Manager or one or more of its affiliates and, in such capacity, devote a portion of their time to our affairs as is required pursuant to the Management Agreement.
Except with respect to our equity-based awards described below, we do not pay, award or provide our executive officers any compensation or benefits, and we have no compensation agreements with our executive officers. Additionally, we do not determine the form and amount of compensation and benefits awarded by our Manager or its affiliates to our executive officers for their services to us. Instead, our Manager or its affiliates have discretion to determine the form and level of cash compensation and other benefits paid to and earned by our executive officers for their services to us. Our Manager or its affiliates also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. We, in turn, pay our Manager management fees.
Pursuant to the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation (including annual base salary, bonus and any related withholding taxes and employee benefits) our Manager pays to its personnel serving as our Chief Financial Officer based on the percentage of such officer’s time spent on our affairs. Our Chief Financial Officer receives no pension or retirement benefits or nonqualified deferred compensation in connection with his or her service to us, and there are no severance arrangements to make cash payments to our Chief Financial Officer upon termination or in the event of our change in control. In connection with the transition of Mr. Nagaty’s responsibilities to Ms. Decious, the Company and Mr. Nagaty entered into a Separation Agreement, which was approved by the Compensation Committee and provided that, in consideration for such transition services, (i) Mr. Nagaty would receive payment of his regular base salary through the date of his departure and was eligible for a pro rata discretionary bonus for 2022 and (ii) the service requirements associated with Mr. Nagaty’s RSU awards due to vest on October 1, 2022 would be waived, see “Separation Agreement with Mostafa Nagaty”.
Our Manager is responsible, and we do not reimburse our Manager or its affiliates, for the cash compensation and benefits awarded to personnel of our Manager and its affiliates who serve as our Named Executive Officers other than that for our Chief Financial Officer. In addition, the Management Agreement does not require that any of our Named Executive Officers dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement and does not require a specified amount or percentage of the fees we pay to our Manager to be allocated to our Named Executive Officers. Instead, members of our management team are required to devote such amount of their time to our management as necessary and appropriate, commensurate with our level of activity. Furthermore, our Manager or its affiliates do not compensate their employees who serve as our other executive officers specifically for their services to us, because these individuals also provide investment management and other services to other investment vehicles that are sponsored, managed or advised by affiliates of our Manager. Accordingly, our Manager has informed us that it cannot identify the portion of the compensation it awards to our other executive officers that relates solely to such executives’ services to us.

For the fiscal year ended December 31, 2022, we paid our Manager an aggregate of $30.7 million pursuant to the Management Agreement, of which $25.7 million represented management fees, $0.6 million represented incentive compensation fees and $4.4 million represented reimbursement of costs and expenses, which included the reimbursement for the salary and benefits earned by the persons serving as our Chief Financial Officer in 2022.
For context of our Named Executive Officers’ compensation, our Manager paid our Named Executive Officers aggregate base salary, cash bonus and Company incentive fee participation payments of $5.8 million during fiscal year 2022, which amount represented 22% of the management and incentive fees we paid our Manager for 2022. This aggregate compensation amount excludes (i) incentive payments to our Named Executive Officers by affiliates of our Manager specifically related to the performance of other investment vehicles that are sponsored, managed or advised by affiliates of our Manager, (ii) equity grants of common stock of KKR & Co. Inc. (the “KKR Common Stock”) (or other awards exchangeable into KKR Common Stock) by affiliates of our Manager to our Named Executive Officers, and (iii) the compensation, disclosed in the Summary Compensation Table below, paid by us directly to our Named Executive Officers during fiscal year 2022, including grants of RSUs.
Our Manager and its affiliates compensate their employees, including our Named Executive Officers, in accordance with KKR’s compensation practices. The compensation of senior employees at KKR, including our Named Executive Officers, consists of all or substantially all of the following components: (i) a fixed annual base salary, (ii) an annual cash bonus payment based on the performance of KKR and of the Named Executive Officer, (iii) an allocation of carried interest, the payment of which is based on the performance of investment funds managed by KKR, (iv) equity awards representing shares of KKR Common Stock, and (v) various employee benefit plans and programs. For 2022, our Named Executive Officers’ compensation paid by KKR, in the aggregate, was apportioned 11.5% to fixed compensation (e.g., base salary) and 88.5% to performance-based compensation (e.g., annual cash bonus). Our Manager did not utilize any fixed performance metrics to determine the amount of variable compensation payable to our Named Executive Officers in 2022, but rather considered a range of various factors, including but not limited to the performance of the Named Executive Officers, the performance of the applicable business functions for which the Named Executive Officers are primarily responsible, the performance of our common stock, market conditions, growth in our business and the credit quality of our investment portfolio.
Role of Compensation Committee
Currently, we do not have any employees and our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers. Accordingly, our Compensation Committee does not currently make any recommendations regarding the base salaries and target bonus levels of our Named Executive Officers. Our Compensation Committee reviews and approves the equity based awards to be paid or made by us to our Named Executive Officers based on recommendations from the Company’s Chairman and outside compensation consultant. Our executive officers do not participate in the deliberations or recommendations with respect to the form or amount of executive officer compensation.
Role of Compensation Consultant
The Compensation Committee engaged the services of a compensation consultant, Ferguson Partners Consulting, L.P., or FPL, to review and advise the Compensation Committee regarding the size of the Company’s equity award pool for 2022. FPL has no other relationships with the Company and is considered an independent third-party advisor. At the time of the engagement of FPL, the Compensation Committee reviewed FPL’s independence and determined that FPL’s work for the Compensation Committee did not raise any conflict of interest pursuant to SEC and NYSE rules.
Equity-Based Compensation
We have adopted an incentive plan, the Amended and Restated KKR Real Estate Finance Trust Inc. 2016 Omnibus Incentive Plan (the “Incentive Plan”), under which we may award equity-based and cash-based awards to our and our subsidiaries’ directors, officers, employees, consultants and advisors, and directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries. These awards are designed to align the interests of such individuals with those of our stockholders and enable our Manager and its affiliates that provide services to us and our subsidiaries to attract, motivate and retain talented individuals.
Our Compensation Committee may, from time to time, grant our Named Executive Officers equity-based awards, including stock options, restricted shares of our common stock, RSUs, stock appreciation rights and other equity-based awards that are exercisable for or settle in shares of our common stock. These awards are designed to align the interests of our Named Executive Officers with those of our stockholders, by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers. The Compensation Committee reviews the recommendations of the Company’s chief executive officer and outside compensation consultant in determining the appropriate size of the equity award for each executive officer. These recommendations take into account the financial performance of the Company during the prior fiscal year, current market conditions, the performance of each executive officer and the desire to continue to align the interests of each of our executive officers with our stockholders.
In 2022, our Named Executive Officers were granted RSUs in the following amounts: 100,000 RSUs to Mr. Salem; 68,400 RSUs to Mr. Mattson; 17,500 RSUs to Ms. Decious; and 8,750 RSUs to Mr. Napolitano. These RSUs will vest in three substantially equal annual installments beginning on October 1, 2023.
Each of our executive officers is also subject to stock ownership requirements, which provide that the executive retain at least 15% of the shares of common stock underlying his or her vested equity-based awards prior to giving effect to any net settlement due to tax withholding.
Beginning in 2022, all outstanding and future RSU awards are entitled to dividend equivalent payments upon payment by KREF of dividends on shares of the Company’s common stock in the same form and in an amount equal to the amount of such dividends. These dividend equivalents are fully vested upon payment.
Deferral Plan
On March 15, 2022, the Board, upon the approval and recommendation of the Compensation Committee, adopted the KKR Real Estate Finance Trust Inc. Directors and Officers Deferral Plan (the “Deferral Plan”). The Deferral Plan is an unfunded, unsecured deferred compensation plan that allows participants to defer receipt of shares of the Company’s common stock issuable upon vesting of any RSU in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986. Non-employee members of the Board, officers of the Company and, subject to the designation of the Compensation Committee, managers or officers of the Manager, are eligible to participate in the Deferral Plan. The Deferral Plan is administered by the Compensation Committee.
Pursuant to the Deferral Plan, participants may elect to defer receipt of all or a portion of any shares of the Company’s common stock issuable upon vesting of any RSU granted to such participant in 25% increments. No dividend equivalent right applicable to any RSU will be subject to deferral. Deferred stock units (“DSUs”) credited to participants shall be entitled to dividend equivalent payments upon payment by the Company of dividends on shares of the Company’s common stock in the same form and amount equal to the amount of such dividends and are not subject to deferral under the Deferral Plan.
Distributions under the Deferral Plan will generally be paid in a one-time distribution or in up to ten annual installments, as elected by the participant, to occur on (i) a fixed date following the date the RSUs would have otherwise vested, (ii) upon the participant’s termination of employment or service or (iii) the earlier of (i) or (ii) above. A lump sum distribution is automatically triggered by a change in control of the Company or upon such participant’s death.
Hedging and Other Transactions Prohibited
Per our Insider Trading Policy, directors, officers and employees (if any) are prohibited from engaging in transactions in our securities that are inconsistent with a long-term investment in our Company. These transactions include any trading activity designed to profit from fluctuations in the price of these securities, such as short sales or purchasing our securities on margin. Our Insider Trading Policy also prohibits the use of equity swaps, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of our securities.

Summary Compensation Table
The following table sets forth all compensation paid to or accrued by our Named Executive Officers for whom we are able to quantify such compensation for services the Named Executive Officer rendered to us during the fiscal years presented.
Name and Principal Position	Year	Salary $	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Matthew A. Salem
Chief Executive Officer	2022	—	—	1,463,000	—	—	—	—	1,463,000
	2021	—	—	1,979,366	—	—	—	—	1,979,366
	2020	—	—	1,278,004	—	—	—	—	1,278,004
W. Patrick Mattson
President and Chief Operating Officer	2022	—	—	1,000,692	—	—	—	—	1,000,692
	2021	—	—	1,277,010	—	—	—	—	1,277,010
	2020	—	—	1,164,150	—	—	—	—	1,164,150
Kendra Decious(2)
Chief Financial Officer and Treasurer	2022	150,612	223,407	256,025	—	—	—	9,868	639,912
Vincent Napolitano
General Counsel and Secretary	2022	—	—	128,013	—	—	—	—	128,013
	2021	—	—	121,620	—	—	—	—	121,620
Mostafa Nagaty(2)
Former Chief Financial Officer and Treasurer	2022	97,052	129,244	—	—	—	—	6,718	233,014
	2021	250,000	500,000	—	—	—	—	17,869	767,869
	2020	250,000	359,463	264,173	—	—	—	25,537	899,173
(1)	Represents the grant date fair value of the awards computed in accordance with FASB ASC 505, Equity, without taking into account estimated forfeitures.
(2)
Amounts in the “Salary,” “Bonus” and “All Other Compensation” columns represent the compensation expense, including annual base salary and bonus, that was allocable under the Management Agreement based on the percentage of time each of Ms. Decious and Mr. Nagaty spent managing our affairs in their capacity as our Chief Financial Officer. The amount in “All Other Compensation” for 2022 column includes our allocable share of expenses associated with taxes incurred by Ms. Decious and Mr. Nagaty.

Grants of Plan Based Awards in 2022
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Matthew A. Salem	12/19/2022	100,000	1,463,000
W. Patrick Mattson	12/19/2022	68,400	1,000,692
Kendra Decious	12/19/2022	17,500	256,025
Vincent Napolitano	12/19/2022	8,750	128,013
Mostafa Nagaty	—	—	—
(1)	Represents RSUs granted in 2022 under our Incentive Plan.
(2)	Represents the grant date fair value of the awards computed in accordance with FASB ASC 505, Equity, without taking into account estimated forfeitures.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table provides information regarding outstanding equity awards held by each of our Named Executive Officers as of December 31, 2022.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Matthew A. Salem	188,886(3)	$2,636,849	—	—
W. Patrick Mattson	132,067(4)	$1,843,655	—	—
Kendra Decious	25,834(5)	$360,643	—	—
Vincent Napolitano	14,750(6)	$205,910	—	—
Mostafa Nagaty	—	—	—	—
(1)
Represents the RSUs that had not vested as of December 31, 2022. For additional information on vesting upon specified termination events, see “Potential Payments Upon Termination or Change in Control.”

(2)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 30, 2022, the last trading day of the fiscal year, of $13.96.
(3)
Includes: (i) 23,786 RSUs granted on December 21, 2020, which will vest on October 1, 2023; (ii) 65,100 RSUs granted on December 20, 2021, which will vest in substantially equal installments on October 1, 2023 and October 1, 2024; and (iii) 100,000 RSUs granted on December 19, 2022, which will vest in substantially equal installments on October 1, 2023, October 1, 2024 and October 1, 2025.

(4)
Includes: (i) 21,667 RSUs granted on December 21, 2020, which will vest on October 1, 2023; (ii) 42,000 RSUs granted on December 20, 2021, which will vest in substantially equal installments on October 1, 2023 and October 1, 2024; and (iii) 68,400 RSUs granted on December 19, 2022, which will vest in substantially equal installments on October 1, 2023, October 1, 2024 and October 1, 2025.

(5)
Includes: (i) 8,334 RSUs granted on December 20, 2021, which will vest in substantially equal installments on October 1, 2023 and October 1, 2024 and (ii) 17,500 RSUs granted on December 19, 2022, which will vest in substantially equal installments on October 1, 2023, October 1, 2024 and October 1, 2025.

(6)
Includes: (i) 2,000 RSUs granted on December 21, 2020, which will vest on October 1, 2023; and (ii) 4,000 RSUs granted on December 20, 2021, which will vest in substantially equal installments on October 1, 2023 and October 1, 2024; and (iii) 8,750 RSUs granted on December 19, 2022, which will vest in substantially equal installments on October 1, 2023, October 1, 2024 and October 1, 2025.

Option Exercises and Stock Vested in 2022
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Matthew A. Salem	81,336	1,321,710
W. Patrick Mattson	57,667	937,089
Kendra Decious	4,166	67,698
Vincent Napolitano	4,000	65,000
Mostafa Nagaty	8,251	134,079
(1)	The equity awards that vested during the 2022 fiscal year consist of RSUs previously granted by us pursuant to our Incentive Plan and outstanding on January 1, 2022.
(2)
The value realized on vesting is based on the closing price on the NYSE of our common stock on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

2022 Nonqualified Deferred Compensation
No amounts were deferred under the Deferral Plan in fiscal 2022.
Pay Ratio Disclosure
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees.
Potential Payments Upon Termination or Change in Control
Upon the Named Executive Officer’s termination of employment other than for death or “disability” (as defined in the Incentive Plan), vesting generally ceases for his or her RSUs that have not vested. Upon the Named Executive Officer’s death or disability, any of his or her unvested RSUs will immediately vest. The value of unvested RSUs held by our Named Executive Officers as of December 31, 2022 are set forth above in the Outstanding Equity Awards at 2022 Fiscal Year-End table.
Separation Agreement with Mostafa Nagaty
On December 16, 2021, Mr. Nagaty informed the Company of his intention to resign as Chief Financial Officer and Treasurer of the Company. Mr. Nagaty agreed to assist the Company in the transition of his responsibilities, and continued to serve as Chief Financial Officer and Treasurer of the Company through March 1, 2022, at which point Kendra Decious succeeded him in these capacities. In order to ensure an orderly transition of Mr. Nagaty’s responsibilities and duties, the Company and Mr. Nagaty entered into a Separation Agreement, which was approved by the Compensation Committee and provided that, in consideration for agreeing to provide the transition services described above, (i) Mr. Nagaty would receive payment of his regular base salary through the date of his departure and was eligible for a pro rata discretionary bonus for 2022 and (ii) the service requirements associated with Mr. Nagaty’s RSU awards due to vest on October 1, 2022 would be waived.
Other Compensation Information
The Compensation Discussion and Analysis section of this Proxy Statement sets forth the financial and other factors considered by the Compensation Committee when reviewing and setting the compensation of our chief executive officer and other named executive officers for the 2022 fiscal year. As required by Item 402(v) (the “Rule”) of Regulation S-K, the following sets forth information regarding compensation of our principal executive officer (PEO) and our other non-PEO named executive officers. In accordance with the Rule, the table below and the discussion that follows includes an amount referred to as “compensation actually paid” as defined in Item 402(v)(2)(iii) of Regulation S-K. The calculation of this amount includes, among other things, the revaluation of unvested and outstanding equity awards. In accordance with the Rule, the revaluation of equity awards includes, as applicable:
•	the year-end fair value of the awards granted in the covered fiscal year (e.g., 2022) that are outstanding and unvested as of the end of the covered fiscal year;
•
the change in fair value from the end of the prior fiscal year (e.g., 2021) to the end of the covered fiscal year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year;

•	the fair value, as of the vesting date, of any awards that were granted and vested in the same covered year; and
•
the change in fair value from the end of the prior fiscal year to the vesting date or forfeiture date with respect to any awards granted in prior years that vested or failed to vest, as applicable, in the covered fiscal year. Stock awards include the dollar amount of accrued dividend equivalents.

Pay Versus Performance
Year	Summary Compensation Table Total for Matt Salem(1)(2) ($)	Compensation Actually Paid to Matt Salem(2)(3) ($)	Summary Compensation Table Total for Christen Lee(1)(2) ($)	Compensation Actually Paid to Christen Lee(2)(4) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(5)(6) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5)(6)(7)(8) ($)	Value of Initial Fixed $100 Investment Based On:(9)		Net Income Attributable to Common Stockholders ($ in thousands)	Company Selected Measure: Distributable Earnings ($ in thousands) (11)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return(10) ($)
2022	1,463,000	674,410	—	—	667,210	397,990	91	69	15,371	109,614
2021	1,979,366	2,470,598	—	—	722,166	878,242	123	92	125,635	92,393
2020	1,278,004	854,037	1,278,004	836,006	1,031,662	867,956	97	78	53,553	109,321

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for our Chief Executive Officer (the “PEO”) for each corresponding year, as reported in the “Total” column of the Summary Compensation Table.

(2)
For fiscal years 2022 and 2021, Matthew A. Salem was our Chief Executive Officer. For fiscal year 2020, Matthew A. Salem and Christen E.J. Lee served as our Co-Chief Executive Officers for a portion of the year. As previously disclosed, on March 9, 2020, the Board nominated Mr. Lee as a director candidate for election at the Company’s annual meeting of shareholders and, in connection with Mr. Lee’s nomination, appointed Mr. Salem as the Company’s sole Chief Executive Officer. For fiscal year 2020, only that portion of Mr. Lee’s compensation that was earned by or paid to him in connection with his role as Co-Chief Executive Officer of the Company is included in the calculation of the total compensation and the “compensation actually paid” to Mr. Lee.

(3)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to the amounts reported for Mr. Salem in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Salem during the applicable year.

Description	2020 ($)	2021 ($)	2022 ($)
Reported Summary Compensation Total	1,278,004	1,979,366	1,463,000
Change in Pension Value Deduction(a)	—	—	—
Pension Service Cost Addition(a)	—	—	—
Prior Pension Service Cost Addition(a)	—	—	—
Reported Stock Awards Deduction(b)	(1,278,004)	(1,979,366)	(1,463,000)
Equity Award Adjustments(c)	854,037	2,470,598	674,410
Compensation Actually Paid	854,037	2,470,598	674,410

(a)	The Company has no pension plans.
(b)
Total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. Mr. Salem did not receive option awards in the years shown.

(c)	For each covered year, the amounts added or deducted in calculated equity award adjustments include:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	1,396,000	(610,647)	—	(372,519)	—	261,576	674,410
2021	2,034,050	211,185	—	225,363	—	—	2,470,598
2020	1,278,717	(180,210)	—	(244,470)	—	—	854,037

(4)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to the amounts reported for Mr. Lee in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lee during 2020.

Description	2020 ($)
Reported Summary Compensation Table	1,278,004
Change in Pension Value Deduction(a)	—
Pension Service Cost Addition(a)	—
Prior Pension Service Cost Addition(a)	—
Reported Stock Awards Deduction(b)	(1,278,004)
Equity Award Adjustments(c)	836,006
Compensation Actually Paid	836,006

(a)	The Company has no pension plans.
(b)	Total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for 2020. Mr. Lee did not receive option awards in 2020.
(c)	For 2020, the amounts added or deducted in calculated equity award adjustments include:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2020	1,278,717	(180,210)	—	(262,501)	—	—	836,006
(5)
The dollar amounts reported in this column represent the average of the total amounts reported for our non-PEO named executive officers (the “Other NEOs”) for each corresponding year in the “Total” column of the Summary Compensation Table.

(6)
For fiscal year 2022, our Other NEOs were: W. Patrick Mattson, our President and Chief Operating Officer; Kendra L. Decious, our Chief Financial Officer and Treasurer; Vincent J. Napolitano, our General Counsel and Secretary; and Mostafa Nagaty, our former Chief Financial Officer and Treasurer. As previously disclosed, Mostafa Nagaty stepped down from his role as Chief Financial Officer and Treasurer of the Company on March 1, 2022 and was succeeded by Kendra Decious.

For fiscal year 2021, our Other NEOs were: W. Patrick Mattson, our President and Chief Operating Officer; Mostafa Nagaty, our Chief Financial Officer and Treasurer; and Vincent J. Napolitano, our General Counsel and Secretary.
For fiscal year 2020, our Other NEOs were: W. Patrick Mattson, our President; and Mostafa Nagaty, our Chief Financial Officer and Treasurer.
(7)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, when calculating the “average compensation actually paid” for the Other NEOs, the following adjustments were made to the amounts reported in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual average amount of compensation earned by or paid to our Other NEOs as a group during the applicable year.

Description	2020 ($)	2021 ($)	2022 ($)
Average Reported Summary Compensation Total	1,031,662	722,166	667,210
Average Change in Pension Value Deduction(a)	—	—	—
Average Pension Service Cost Addition(a)	—	—	—
Average Prior Pension Service Cost Addition(a)	—	—	—
Average Reported Stock Awards Deduction(b)	(714,162)	(466,210)	(461,577)
Average Equity Award Adjustments(c)	550,456	622,286	192,357
Average Compensation Actually Paid to Other NEOs	867,956	878,242	397,990

(a)	The Company has no pension plans.
(b)
Average total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. The Other NEOs did not receive option awards in the years shown.

(c)	For each covered year, the amounts added or deducted in calculated equity award adjustments include:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	440,438	(178,622)	—	(113,102)	(34,140)	77,783	192,357
2021	479,090	73,237	—	69,959	—	—	622,286
2020	714,560	(69,689)	—	(94,415)	—	—	550,456
(8)
When calculating amounts of “compensation actually paid” for purposes of this table the fair value of each equity award was estimated as of the relevant valuation date in accordance with FASB ASC Topic 505 and ASC Topic 718, as appropriate, without taking into account estimated forfeitures using the market price of the Company’s common stock on the relevant valuation date.

(9)
Total shareholder return as calculated based on a fixed investment of one hundred ($100) dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table as required by the Rule.

(10)
Total shareholder return for the Bloomberg REIT Mortgage Index, which we also use for purposes of the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022.

(11)
For purposes of the Rule, we have identified Distributable Earnings as our Company-Selected Metric. We define Distributable Earnings as net income (loss) attributable to our stockholders or, without duplication, owners of our subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items agreed upon after discussions between our Manager and our Board of Directors and after approval by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments. Although Distributable Earnings is one important financial performance measure, among others, that the Compensation Committee considers when making compensation decisions with the intent of aligning compensation with Company performance, the Compensation Committee has not historically, and does not currently, evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) of Regulation S-K as part of its executive compensation determinations; accordingly, the Compensation Committee does not actually use any financial performance measure specifically to link executive compensation “actually paid” to Company performance.

Description of Relationships Between Pay and Performance
Total Shareholder Return
The following charts show the relationship between (1) the compensation actually paid to our PEO(s) and the average compensation actually paid to the Other NEOs (each as calculated pursuant to Item 402(v)(2)(iii) of Regulation S-K) and (2) the cumulative total shareholder return (“TSR”) of the Company for its last three completed fiscal years. The charts also provide a comparison of the Company’s TSR to the Compensation Comparison Group (“CCG”) TSR for the three-year period.
PEO Compensation vs. Company and CCG TSR

Other NEO Average Compensation vs. Company and CCG TSR

(1)
Calculated based on a fixed investment of one hundred ($100) dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table as required by the Rule.

Net Income
The following charts show the relationship between (1) the compensation actually paid to our PEO(s) and the average compensation actually paid to the Other NEOs (each as calculated pursuant to Item 402(v)(2)(iii) of Regulation S-K) and (2) the Company net income attributable to common stockholders (“Net Income”) for the last three fiscal years.
PEO Compensation vs. Net Income

Other NEO Average Compensation vs. Net Income

Company-Selected Measure: Distributable Earnings
The following charts show the relationship between (1) the compensation actually paid to our PEO(s) and the average compensation actually paid to the Other NEOs (each as calculated pursuant to Item 402(v)(2)(iii) of Regulation S-K) and (2) distributable earnings for the last three fiscal years.
PEO Compensation vs. Distributable Earnings

Other NEO Average Compensation vs. Distributable Earnings

Tabular List of Financial Performance Measures
For purposes of the Rule, we have identified the following performance measures, which the Compensation Committee considered, among others, when making executive compensation decisions for performance year 2022, in response to the Tabular List disclosure requirement pursuant to Item 402(v)(6) of Regulation S-K.
Most Important Performance Measures
Company Total Shareholder Return
Net Income
Distributable Earnings
As noted above, however, the Compensation Committee has not historically and does not currently evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) of Regulation S-K as part of its executive compensation determinations; accordingly, the Compensation Committee does not actually use any financial or non-financial performance measure specifically to link executive compensation “actually paid” to Company performance.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” At our 2022 annual meeting of stockholders, more than 97% of the shares voted were cast in favor of the 2021 compensation of our named executive officers and our compensation philosophy, policies and practices. We were pleased to receive this strong support and took it into account as part of our annual analysis of the effectiveness of our compensation programs for our named executive officers. We are required to present a stockholder proposal on the frequency of the advisory say-on-pay vote every six years. In 2022, our Board of Directors recommended, and our stockholders approved, an annual advisory say-on-pay vote. Accordingly, we intend to conduct future advisory votes on the compensation of our named executive officers every year. The next advisory say-on-frequency vote is scheduled for 2028.
As described under “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement, we are externally managed and advised by our Manager pursuant to the Management Agreement. Our Named Executive Officers for fiscal 2022 serve, or served, as employees of our Manager or one or more of its affiliates, and we have no employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our Named Executive Officers for fiscal 2022 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our Named Executive Officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. Notwithstanding the foregoing, we are required by our Management Agreement to reimburse our Manager or an affiliate of our Manager for the allocable share of the salary and other compensation paid by our Manager or an affiliate of our Manager to our Chief Financial Officer and Treasurer, who dedicates a substantial portion of his or her time to us, based on the percentage of his or her time spent on our affairs. However, we did not and do not determine the compensation payable to our Chief Financial Officer and Treasurer by our Manager or any of its affiliates.
While we do not intend to pay any cash compensation to our Named Executive Officers, we may grant to our Named Executive Officers and our Manager equity-based awards pursuant to our equity incentive plans, which we believe serves to align the interests of our Named Executive Officers and our Manager with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.
We do not determine the cash compensation payable by the Manager or any of its affiliates to our Named Executive Officers. The Manager and its affiliates determine the salaries, bonuses and other wages earned by our Named Executive Officers from our Manager and its affiliates. The Manager and its affiliates also determine whether and to what extent our Named Executive Officers will be provided with employee benefit plans.
This proposal gives our stockholders the opportunity to express their views on the overall compensation of our Named Executive Officers provided by us and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our Named Executive Officer compensation by voting FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement).”
The say-on-pay vote is advisory only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
VOTING RECOMMENDATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

OWNERSHIP OF SECURITIES
Unless otherwise noted, the following table sets forth information with respect to the beneficial ownership of our voting equity as of the March 1, 2023 held by (1) each person known to us to beneficially own more than 5% of any class of our outstanding voting securities, (2) each of our directors, director nominees and Named Executive Officers and (3) all of our directors and executive officers as a group.
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
Unless otherwise noted, the address of each beneficial owner is c/o KKR Real Estate Finance Trust Inc., 30 Hudson Yards, Suite 7500, New York, New York 10001.
	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% owner
KKR Affiliates(1)	10,000,001	14.5%
BlackRock, Inc.(2)	10,239,086	14.8%
The Vanguard Group(3)	5,696,773	8.2%
Nan Shan Life Insurance Co., Ltd.(4)	3,500,000	5.1%
Named Executive Officers, Directors and Director Nominees
Ralph F. Rosenberg(5)	250,578	*
Terrance R. Ahern(6)	5,525	*
Irene M. Esteves(7)	19,946	*
Jonathan A. Langer(7)	37,577	*
Paula Madoff(7)	20,160	*
Deborah H. McAneny(7)	30,077	*
Christen E.J. Lee(8)	168,257	*
Matthew A. Salem	172,931	*
W. Patrick Mattson	105,584	*
Kendra Decious	2,488	*
Vincent J. Napolitano	3,555	*
Mostafa Nagaty(9)	19,251	*
All directors and executive officers as a group (11 persons)	816,678	1.2%
*	Represents less than 1%.
(1)
Based on a Schedule 13G/A filed with the SEC on February 13, 2023 and other records provided to the Company. Includes 10,000,000 shares of common stock held by KKR REFT Holdings L.P. (“KKR REFT Holdings”) and one share of common stock held by KKR REFT Asset Holdings LLC (“KKR REFT Asset Holdings”). The general partner of KKR REFT Holdings is KKR REFT Holdings GP LLC, which is wholly owned by KKR REFT Asset Holdings. KKR REFT Asset Holdings is owned by KKR Group Partnership L.P. (“KKR Stockholder”) and KKR Financial Holdings LLC, whose common shares are wholly owned by KKR Stockholder. KKR Group Holdings Corp. is the general partner of KKR Stockholder. KKR Group Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR & Co. Inc. is the sole shareholder of KKR Group Co. Inc. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. In such capacities, each of the aforementioned entities and individuals may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the shares held by KKR REFT Holdings and KKR REFT Asset Holdings. The address of each of these persons and entities, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, Suite 7500, New York, New York 10001. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)
Based on a Schedule 13G/A filed with the SEC on January 26, 2023, BlackRock, Inc. has sole voting power over 10,118,975 shares of our common stock and sole dispositive power over 10,239,086 shares of our common stock. The address for Blackrock is 55 East 52nd Street, New York, NY 10055.

(3)
Based on a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has shared voting power over 37,796 shares of our common stock, sole dispositive power over 5,614,668 shares of our common stock and shared dispositive power over 82,105 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on a Schedule 13G filed with the SEC on February 12, 2018, Nan Shan Life Insurance Co., Ltd. has sole voting and dispositive power over 3,500,000 shares of our common stock. The address of Nan Shan Life Insurance Co., Ltd. is No. 168, Zhuang Jing Road, Xinyi District, Taipei City 11049, Taiwan (Republic of China).

(5)	Includes 125,289 shares of common stock held by Rosenberg Enterprises, L.P., over which Mr. Rosenberg has investment authority.

(6)
Includes 5,525 RSUs scheduled to vest within 60 days of March 1, 2023. Mr. Ahern is Chairman Emeritus of The Townsend Group but disclaims beneficial ownership of any shares beneficially held by Townsend or its affiliates.

(7)	Includes 5,525 RSUs scheduled to vest within 60 days of March 1, 2023.
(8)	Includes (i) 3,730 shares of common stock held by Mr. Lee’s spouse and (ii) 5,000 shares of common stock held on behalf of Mr. Lee’s children.
(9)	Reflects ownership by the Company’s former Chief Financial Officer and Treasurer based on Company records as of April 30, 2022.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transaction Policy
Our Board has adopted a written related person transaction policy, setting forth the policies and procedures for the review, approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Under the policy, related person transactions are approved or ratified by our Board or a duly authorized committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
As part of our related person transaction policy, the Board has formed and constituted an Affiliate Transaction Committee composed of certain of the Board’s independent directors. The Affiliate Transaction Committee is responsible for reviewing and approving or ratifying a related person transactions or, as the Affiliate Transaction Committee may deem necessary or advisable, transactions in which the Company or its subsidiaries are participants and KKR may have a direct or indirect material interest or where such transaction could otherwise create a conflict of interest.
Management Agreement
In connection with our initial public offering, or IPO, in May 2017, we entered into the Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. Pursuant to the Management Agreement, our Manager manages our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our Board. Our Manager is responsible for, among other matters, (1) the selection, origination or purchase and sale of our portfolio investments, (2) our financing activities and (3) providing us with investment advisory services. Our Manager is also responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our investments and business and affairs as may be appropriate. Our investment decisions are approved by an investment committee of our Manager that is comprised of senior investment professionals of KKR, including senior investment professionals of KKR Real Estate.
Pursuant to the terms of our Management Agreement, our Manager is paid a management fee in an amount equal to the greater of: (x) $250,000 per annum ($62,500 per quarter); and (y) 1.50% per annum (0.375% per quarter) of our “Equity” (as defined in the Management Agreement). The Manager is also entitled to incentive compensation in an amount equal to the excess of (1) the product of (a) 20% and (b) the excess of (i) our Distributable Earnings (defined in our Management Agreement as “Core Earnings”) for the previous 12-month period, over (ii) the product of (A) our Equity in the previous 12-month period, and (B) 7% per annum, over (2) the sum of any incentive compensation paid to our Manager with respect to the first three calendar quarters of such previous 12-month period. We are also required to reimburse our Manager or its affiliates for specified costs and expenses incurred by it and its affiliates on our behalf except for those specifically required to be borne by our Manager under the Management Agreement.
The initial term of our Management Agreement expired on October 8, 2017 and, pursuant to the terms of the Management Agreement, initially automatically renewed for one-year terms on each anniversary thereafter. For administrative efficiency purposes, the Management Agreement was amended in August 2019 to change the expiration date of each automatic renewal period from October 7th to December 31st. The Management Agreement may be terminated annually, without cause, upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance by our Manager that is materially detrimental to us and our subsidiaries taken as a whole or (2) our determination that the management fee and incentive fee payable to our Manager are not fair, subject to our Manager’s right to prevent any termination due to unfair fees by accepting a reduction of management and/or incentive fees agreed to by at least two-thirds of our independent directors. We must provide our Manager 180 days’ written notice of any termination. Unless terminated for cause as described below, our Manager will be paid a termination fee equal to three times the sum of (i) the average annual management fee and (ii) the average annual incentive fee, in each case earned by our Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination.
As part of its oversight of agreements and arrangements with the Manager and its affiliates, our Affiliate Transaction Committee regularly reviews the services performed by the Manager and the fees paid therefor.

For the fiscal year ended December 31, 2022, we paid our Manager an aggregate of $30.7 million pursuant to the management agreement, of which $25.7 million represented management fees, $0.6 million represented incentive compensation fees and $4.4 million represented reimbursement of costs and expenses, which included the reimbursement for the salary and benefits earned by the persons serving as our Chief Financial Officer in 2022.
Incentive Plan
KREF’s Compensation Committee administers the Incentive Plan, which provides for awards of stock options; stock appreciation rights; restricted stock; RSUs; limited partnership interests of KKR Real Estate Finance Holdings L.P. (the “Operating Partnership”), a wholly-owned subsidiary of KREF, that are directly or indirectly convertible into or exchangeable or redeemable for shares of KREF's common stock pursuant to the limited partnership agreement of the Operating Partnership (“OP Interests”); awards payable by (i) delivery of KREF's common stock or other equity interests, or (ii) reference to the value of KREF's common stock or other equity interests, including OP Interests; cash-based awards; or performance compensation awards.
No more than 7.5% of the issued and outstanding shares of KREF’s common stock on a fully diluted basis, assuming the exercise of all outstanding stock options granted under the Incentive Plan and the conversion of all warrants and convertible securities into shares of common stock, or a total of 4,028,387 shares of common stock, will be available for awards under the Incentive Plan. In addition, (i) the maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director (as defined in the Incentive Plan), taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $1.0 million and (ii) the maximum amount that can be paid to any participant for a single fiscal year during a performance period (or with respect to each single fiscal year if a performance period extends beyond a single fiscal year) pursuant to a performance compensation award denominated in cash will be $10.0 million.
No awards may be granted under the Incentive Plan on and after February 12, 2026. The Incentive Plan will continue to apply to awards granted prior to such date. During the year ended December 31, 2022, KREF granted 547,625 RSUs to KREF's directors and employees of the Manager or its affiliates. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers, as well as employees of the Manager or its affiliates, and creates alignment between the Manager’s investment team and the Company. As of December 31, 2022, 2,356,275 shares of common stock remained available for awards under the Incentive Plan.
Christen Lee Equity Awards
In addition to serving as Vice Chairman of our Board of Directors, Mr. Lee is a Partner at KKR and responsible for KKR’s Real Estate business in the Americas. On December 19, 2022, Mr. Lee was granted 50,000 KREF RSUs with a grant date fair value of $731,500. This grant was made to Mr. Lee in consideration of his service to the Manager and to KKR’s real estate strategies. As of December 31, 2022, Mr. Lee held the following unvested KREF RSU awards: (i) 23,786 RSUs granted on December 21, 2020, which will vest on October 1, 2023; (ii) 29,967 RSUs granted on December 20, 2021, which will vest in substantially equal installments on October 1, 2023 and October 1, 2024; and (iii) 50,000 RSUs granted on December 19, 2022, which will vest in substantially equal installments on October 1, 2023, October 1, 2024 and October 1, 2025.
Governance Rights of Certain Pre-IPO Stockholders
Our Bylaws provide that, so long as our Manager or any of its affiliates serve as our manager, in order for an individual to be qualified to be nominated for election as a director or to serve as a director, the nominee together with all other individuals nominated for election and any individuals who will continue to serve as a director after such election must include at least one individual that is or was designated by KKR Group Partnership L.P. (successor to KKR Fund Holdings L.P.).
Registration Rights Agreement
We have entered into a registration rights agreement with KKR Stockholder and other pre-IPO holders of our common stock sold to them in connection with their subscription for shares of our common stock in the private placements consummated prior to our IPO (the “pre-IPO private placements”). The registration rights agreement gives such registration rights holders an unlimited number of “demand” registrations and customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act.
Relationship with KKR Capital Markets
In April 2018, we entered into a term loan financing arrangement (“Term Loan Facility”) with third party lenders under which KKR Capital Markets (“KCM”) will serve as arranger. In consideration for structuring and sourcing the Term Loan Facility, KCM will receive from KREF fees equal to 0.75% of the committed loan advances. As of the date of this proxy statement, there was a $1 billion maximum loan commitment under the Term Loan Facility. Since the beginning of the fiscal year ended December 31, 2022, we have not paid KCM any fees in connection with the Term Loan Facility.
In August 2018, we entered into a loan financing facility with BMO Harris Bank (“BMO Facility”) under which KCM will serve as arranger. In consideration for structuring and sourcing the BMO Facility, KCM will receive from KREF fees equal to 0.35% of the committed loan advances. As of the date of this proxy statement, there was a $300 million maximum loan commitment under the BMO Facility. We paid $0.5 million in KCM structuring fees in connection with the facility during the year ended December 31, 2022.
In December 2018, we entered into an unsecured corporate revolving credit facility with Morgan Stanley Senior Funding and Goldman Sachs (the “Revolver”) for which KCM will serve as arranger. In March 2022, we increased the borrowing capacity on the Revolver by $275.0 million to $610.0 million and extended the maturity date through March 2027. In connection with the extension and upsize of the Revolver in March 2022, and in consideration for its services as the arranger, KREF is obligated to pay KCM an arrangement fee equal to 0.375% of the aggregate amount of existing commitments plus 0.75% of the aggregate amount of new commitments, subject to certain limitations. We paid $3.3 million of arrangement fees to KCM in connection with the Revolver during the year ended December 31, 2022.
In February 2019, we entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and KCM as sales agents, pursuant to which we may sell, from time to time, up to an aggregate sales price of $100.0 million of our common stock. Under the Equity Distribution Agreement, each sales agent, including KCM, will be entitled to compensation in an amount not to exceed, but may be less than, 2.00% of the gross sales price per share for any common stock sold through it. We sold 340,458 shares under the Equity Distribution Agreement through a third-party broker and did not incur or pay any commissions to KCM during the year ended December 31, 2022.
In March 2020, we entered into a warehouse financing facility with HSBC Bank USA N.A. (the “HSBC Facility”) under which KCM will serve as arranger. In consideration for structuring and sourcing the HSBC Facility, KCM will receive from KREF fees up to 0.25% of the committed loan advances under the facility, subject to a cap of $1.25 million to be paid as loans fund on the facility. As of the date of this proxy statement, there was a $500 million maximum loan commitment under the HSBC Facility. Since the beginning of the fiscal year ended December 31, 2022, we have not incurred or paid KCM any structuring fees in connection with the HSBC Facility.
In September 2020, we entered into a $300 million secured term loan with third party lenders under which KCM served as arranger. In November 2021, we completed repricing and upsize of the secured term loan, resulting in an aggregate principal amount outstanding of $350.0 million. Since the beginning of the fiscal year ended December 31, 2022, we have not paid KCM any fees in connection with the secured term loan.
In July 2021, we entered into a $500.0 million Master Repurchase Agreement and Securities Contract with a financial institution (“KREF Lending IX Facility”). In connection with the KREF Lending IX Facility, and in consideration for structuring and sourcing this arrangement, KREF is obligated to pay KCM a structuring fee equal to 0.75% of the respective committed loan advances under the agreement. In connection with the upsize of the KREF Lending IX Facility in March and August 2022, and in consideration for KCM’s services as the arranger, KREF paid KCM $2.3 million in structuring fees during the year ended December 31, 2022.

In January 2022, KREF issued 6,210,000 million shares of 6.5% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), at a liquidation price of $25.00 per share, and received net proceeds of $150.4 million. In connection with the Series A Preferred Stock issuance in January 2022, and in consideration for KCM’s services as joint bookrunner, KREF incurred and paid KCM a $1.3 million underwriting discount and commission during the year ended December 31, 2022.
In February 2022, KREF financed a pool of loan participations from its existing multifamily loan portfolio through a managed CLO (“KREF 2022-FL3”). In connection with the KREF 2022-FL3 CLO issuance in February 2022, and in consideration for KCM’s services as the co-lead manager and joint bookrunner, KREF paid KCM $0.5 million in structuring and placement agent fees during the year ended December 31, 2022.
In April 2022, we entered into a $100.0 million loan financing facility with a financial institution ("KREF Lending XI Facility"). In connection with the KREF Lending XI Facility, and in consideration for KCM’s services as the structuring agent, we paid KCM $0.5 million in structuring fees during the year ended December 31, 2022.
In June 2022, we entered into a $350.0 million Master Repurchase Agreement and Securities Contract with a financial institution (“KREF Lending XII Facility”). In connection with the KREF Lending XII Facility, and in consideration for structuring and sourcing this arrangement, we are obligated to pay KCM a structuring fee equal to 0.35% of the respective loan advances under the agreement. We paid $0.6 million in KCM structuring fees in connection with the facility during the year ended December 31, 2022.
In August 2022, we entered into a $265.6 million loan financing facility with a financial institution ("KREF Lending XIII Facility"). In consideration for structuring and sourcing this arrangement, KREF is obligated to pay KCM a structuring fee equal to 0.5% of the facility amount under the agreement. We paid $1.3 million in KCM structuring fees in connection with the facility during the year ended December 31, 2022.
In October 2022, we entered into a $125.0 million loan financing facility with a financial institution ("KREF Lending XIV Facility"). In connection with the KREF Lending XIV Facility, and in consideration for KCM’s services as the structuring agent, we paid KCM $0.6 million in structuring fees during the year ended December 31, 2022.
KKR License Agreement
We have entered into a license agreement with KKR pursuant to which KKR has granted us a fully paid-up, royalty-free, non-exclusive license to use the name “KKR Real Estate Finance Trust Inc.”, the ticker symbol “KREF” and our domain name. Under this agreement, we have a right to use this name, ticker symbol and domain name for so long as our Manager (or another affiliate of KKR) serves as our Manager pursuant to the Management Agreement and our Manager (or another managing entity) remains an affiliate of KKR under the license agreement. The license agreement may also be earlier terminated by either party as a result of certain breaches or for convenience upon 90 days’ prior written notice. KKR and its affiliates will retain the right to continue using the “KKR” name. In the event that the license agreement is terminated, we will be required to change our name, ticker symbol and domain name and cease using the “KKR” name.
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our Charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors and executive officers for which indemnification is sought.

ANNUAL REPORT
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings are available on our website at www.kkrreit.com under “SEC Filings” of the “For Investors” tab. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to KKR Real Estate Finance Trust Inc. at our principal executive offices, which are currently located at 30 Hudson Yards, Suite 7500, New York, New York 10001, Attention: Investor Relations.
OTHER BUSINESS
Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2024 Annual Meeting, the proposal should be mailed by registered mail return receipt requested, to our Secretary at our principal executive offices, which are currently located at 30 Hudson Yards, Suite 7500, New York, New York 10001.
To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2024 and form of proxy, a proposal must be received by our Secretary on or before November 11, 2023. If the date of our annual meeting to be held in 2024 is advanced or delayed by more than 30 days before or after the first anniversary of the date of the Annual Meeting, the deadline will be a reasonable time before we begin to print and send our proxy materials for the annual meeting to be held in 2024. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the annual meeting of stockholders to be held in 2024, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. Therefore, to be presented at our annual meeting to be held in 2024, a proposal must be received on or after October 12, 2023 but not later than November 11, 2023. In the event that the date of our annual meeting to be held in 2024 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than February 21, 2024.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call 800-542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting our Investor Relations department at (212) 763-9048 or KREF-IR@kkr.com.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting **-** Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting **-** Go to **www.virtualshareholdermeeting.com/KREF2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on April 20, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97803-P86473 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KKR REAL ESTATE FINANCE TRUST INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Terrance R. Ahern
02) Irene M. Esteves
03) Jonathan A. Langer
04) Christen E.J. Lee
05) Paula Madoff
06) Deborah H. McAneny
07) Ralph F. Rosenberg
08) Matthew A. Salem

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2023.	☐	☐	☐
3. Advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D97804-P86473

KKR REAL ESTATE FINANCE TRUST INC.
Annual Meeting of Stockholders
April 21, 2023 8:30 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Matthew A. Salem, W. Patrick Mattson, Kendra Decious and Vincent J. Napolitano, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of KKR Real Estate Finance Trust Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 21, 2023 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side